EXHIBIT 99.1

For Immediate Release

April 30, 2025

FrontView REIT Announces Q1/25

Investment Activity, the appointment of Randall Starr as CFO,

and an Operational and Tenant Update

Dallas, TX – FrontView REIT, Inc. (NYSE: FVR) (the “Company”, “FrontView”, “we”, “our”, or “us”), today announced its Q1/25

Investment Activity, the appointment of Randall Starr as CFO,

and an Operational and Tenant Update

Q1 2025 NET INVESTMENT ACTIVITY

•
During the first quarter of 2025, we acquired 17 new properties for $49.2 million at a weighted average initial cash capitalization rate of 7.9% and a weighted average lease term of 12 years.

•
The acquisitions were diversified across 9 industries, 13 tenants, and 13 states, including 8 new tenants and 2 new states. Investment grade tenants accounted for approximately 29% of the annualized base rent (“ABR”) from these acquisitions.

•
As of the date of this release, and subsequent to March 31, 2025, we have closed on 1 additional property for an additional $3.6 million at an initial cash capitalization rate of 8.1% and a lease term of 7 years. We also have 4 properties under contract for an additional $8.4 million at a weighted average initial cash capitalization rate of 8.3% and a weighted average lease term of approximately 11 years. The properties are diversified across 4 industries, 4 tenants, and 3 states, with investment grade tenants representing approximately 37% of the ABR.

•
During February 2025 we sold one property that was non-core, for gross sales proceeds of $2.1 million at a 6.9% cash capitalization rate.

MANAGEMENT COMMENTARY

“We will be reporting Q1 2025 results after markets close on Wednesday, May 15 and wanted to provide a general business update in advance of the call,” said Stephen Preston, FrontView’s Chairman and Co-CEO.

Since entering the public markets in October of 2024, we have demonstrated our ability to source accretive acquisitions. The first quarter of 2025 was no exception, and we acquired approximately $50 million of properties, in line with our prior guidance, at an average cap rate of 7.9%, further demonstrating our ability to buy at below market pricing in our target asset class. We typically target smaller sized assets, under the usual institutional radar, within the vast, nationwide private investor marketplace. We have the ability to grow quickly and accretively with our existing team, provided that we have an appropriate cost of capital. Since February we have seen our share price decline. Given the current cost of our capital, we plan to slow down our acquisition activity and evaluate acquisitions opportunistically, in order to prudently allocate capital. Our pipeline of opportunities remains robust and we believe we will be able to immediately recommence acquisition activity at our prior pace as our cost of capital improve. Notwithstanding this planned slow down, we reaffirm our prior 2025 AFFO per share guidance of $1.20 to $1.26. Our per share results are sensitive to both the timing and amount of real estate investments, property dispositions, and capital markets activities that occur throughout the year.

As of March 31, 2025, we had approximately $141mm of liquidity, comprised of availability under our line and corporate cash, not taking into account additional free cash flow generated each quarter or additional capital from the proceeds of potential property sales.

CFO UPDATE:

EXHIBIT 99.1

On the team front, Tim Dieffenbacher will be transitioning to the private sector and will be leaving FrontView effective May 05, 2025. Tim has been nothing but a supporter of FrontView and we wish Tim all the best in his new role and thank him for his work and efforts throughout our IPO process.

The Board has appointed Randall Starr as CFO and he will continue to serve as Co-CEO. Randy is a key company executive with a strong financial background and is a natural fit for this role. Randy has financial analyst and investment banking experience and has been involved in our portfolio since its inception in 2016. Prior to that, Randy attended NYU’s real estate finance graduate program while working for CB Richard Ellis, and was more recently overseeing TopGolf as COO and CDO, including liaising with their accounting and finance departments. “I am honored and excited to expand my role to include CFO responsibilities and to continue to work closely with Stephen, Sean, our Board of Directors as well as the rest of our team and our investors,” said Starr. “Stephen and I co-founded this business together and will continue our passion on running this business and creating value for our shareholders.”

The Board has also appointed Sean Fukumura to become our Chief Accounting Officer. Sean is exceptionally capable and seasoned with Big 4 public accounting firm experience, almost 19 years in the space and has been overseeing FrontView’s accounting since 2018.

OPERATIONAL & TENANT UPDATE:

On the portfolio management front, we previously reported 12 properties in which the tenants were either bankrupt or not paying rent. These 12 properties represented approximately 4% of year end 2024 ABR, and the tenants were predominantly in the casual dining restaurant space. Since our last reporting, we have demonstrated that the assets we acquire with frontage are desirable to a variety of different users and that our top notch, experienced management team is capable of re-tenanting, repurposing or otherwise selling off assets to maximize value in a time efficient manner.

Under Contract to Sell: Two properties are under firm contracts to sell and two properties are under conditional contracts to sell.

Leased or Under Lease Negotiation: One property has been leased and one property is under active lease negotiation, with a signed LOI.

Operational: Two of our Hooters are currently open and rent paying (though, we are also negotiating with other major tenants interested to lease both properties demonstrating the strong real estate fundamentals of these properties) and our JoAnne’s is currently open and rent paying.

Actively Marketing: The remaining three properties are being marketed for lease or sale and we expect to have activity shortly.

Based upon our efforts to date, subject to customary due diligence and closing conditions, we expect the equivalent return of between approximately 3% and 4% of the approximately 4% year end ABR previously lost on the 12 properties.

Given the projected timing of the aforementioned sales and rent commencement of new leases, equivalent replacement income is expected to come back online in Q4 2025 or in early 2026. While our occupancy rate at the end of Q1 2025 ticked down slightly to over 96%, it is expected to return to more normalized levels once the replacements have taken occupancy.

On a go forward basis, beginning with the release of our first quarter financials, we will be expanding the disclosure of our tenancies from top 20 to top 40 in our Investor Presentation.

We look forward to continuing to add value for our shareholders by continuing to make prudent decisions for the company during evolving market conditions.

About FrontView REIT, Inc.

FrontView is an internally-managed net-lease REIT that acquires, owns and manages primarily properties with frontage that are net leased to a diversified group of tenants. FrontView is differentiated by an investment approach focused on properties that are in prominent locations with direct frontage on high-traffic roads that are highly visible to consumers. FrontView’s tenants include service-oriented businesses, such as restaurants, cellular stores, financial institutions, automotive stores and dealers, medical and dental providers, pharmacies, convenience and gas stores, car washes, home improvement stores, grocery stores, professional services, fitness operators as well as general retail tenants.

Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, our plans, strategies, and prospects,

EXHIBIT 99.1

both business and financial. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “outlook,” “potential,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “projects,” “predicts,” “expect,” “intends,” “anticipates,” “estimates,” “plans,” “would be,” “believes,” “continues,” or the negative version of these words or other comparable words. Forward-looking statements, including our 2025 guidance and assumptions, involve known and unknown risks and uncertainties, which may cause FVR’s actual future results to differ materially from expected results, including, without limitation, risks and uncertainties related to general economic conditions, including but not limited to increases in the rate of inflation and/or interest rates, local real estate conditions, tenant financial health, portfolio management, property investments and acquisitions, and the timing and uncertainty of completing these property investments and acquisitions, and uncertainties regarding future distributions to our stockholders. These and other risks, assumptions, and uncertainties are described in “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which was filed with the Securities and Exchange Commission (“SEC”) on March 20, 2025, which you are encouraged to read, and is available on the SEC’s website at www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The Company assumes no obligation to, and does not currently intend to, update any forward-looking statements after the date of this press release, whether as a result of new information, future events, changes in assumptions, or otherwise.

Company Contact

media@frontviewreit.com